UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2021

HGR Liquidating Trust
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-53964	85-6328984
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
         Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2021, Hines Global REIT San Antonio Retail I LP (the “Seller”), a subsidiary of HGR Liquidating Trust (the “Company”), entered into an agreement of sale and purchase (the “Contract”) with Big V Acquisitions LLC (the “Purchaser”), to sell The Rim. The Rim is a retail center located in San Antonio, Texas. The Purchaser is not affiliated with HGR Liquidating Trust or its affiliates.

The contract sales price for The Rim is expected to be approximately $219.7 million, exclusive of transaction costs, rent free adjustments (in respect of units which are currently under rent free periods) and closing prorations. The Purchaser funded an earnest money deposit of $1.0 million, which is expected to be refunded to the Purchaser at closing. The Purchaser will also fund an additional earnest money deposit of $1.5 million within three business days of February 28, 2021, provided that the agreement is still in effect. Additionally, the Purchaser may be entitled to a return of its earnest money deposits if the Contract is validly terminated in accordance with the terms in the Contract. The Company has guaranteed the Seller's obligations that survive closing through December 15, 2021, provided that the aggregate potential liability is limited to 2% of the purchase price. During this survival period, the Company has agreed to maintain a minimum net worth of at least $7.0 million. HGR Liquidating Trust expects the closing of this sale to occur in March 2021, subject to a number of customary closing conditions. There is no guarantee that this sale will be consummated on the terms described herein or at all.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential sale of the property described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risk that the closing conditions may not be satisfied, the Purchaser may determine not to close on the acquisition and other risks described from time to time in HGR Liquidating Trust's other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HGR Liquidating Trust

January 15, 2021	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Financial Officer

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